UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 14, 2016
Date of Report (Date of earliest event reported)

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SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2016, Schweitzer-Mauduit International, Inc. (the “Company”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with DelStar Technologies, Inc., a Delaware corporation (“DelStar”), Baldwin Enterprises, Inc., a Colorado corporation (“Seller”), Conwed Plastics LLC, a Delaware limited liability company (“Conwed”) and, solely for the limited purposes specified therein, Leucadia National Corporation, a New York corporation (“Leucadia”).

Pursuant to the Purchase Agreement, among other things, DelStar, SWM Europe S.à.r.l., a Luxembourg corporation, and SWM Luxembourg S.à.r.l., a Luxembourg limited liability company (each of which is an indirect wholly-owned subsidiary of the Company collectively referred to herein as "Buyer") will purchase from Seller all of the equity interests in Conwed and its Belgian subsidiary (the “Transaction”) for an aggregate purchase price of $295 million in cash, subject to certain customary post-closing adjustments, plus three potential earn-out payments not to exceed $40 million in the aggregate, which payments are contingent upon the achievement of certain financial metrics in each of 2019, 2020 and 2021, in each case, upon the terms and subject to the conditions contained in the Purchase Agreement. The Transaction is expected to close in the first quarter of 2017, subject to the satisfaction or waiver of certain customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and Buyer, on the one hand, and Seller, Leucadia and Conwed, on the other hand. In addition, DelStar and Seller have agreed to indemnify each other and their respective affiliates, directors, officers, employees, stockholders, agents, attorneys, representatives, successors and permitted assigns for, among other things, breaches of representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement. DelStar also has certain rights to set-off against the earn-out payments any indemnification amounts owed to it as of the date on which the applicable earn-out payment is due.

The Purchase Agreement may be terminated: (a) by the mutual written consent of DelStar and Seller; or (b) by either DelStar or Seller (i) if the closing has not occurred prior to April 30, 2017 (provided that the terminating party’s breach did not cause or result in the failure of the closing to occur before such date), (ii) if the other party materially breaches the Purchase Agreement (subject to a 10 day cure period) or (iii) in the event of the issuance of a final, nonappealable order or action of a governmental body permanently restraining, enjoining or otherwise prohibiting the Transaction. There is no fee associated with the termination of the Purchase Agreement.

Seller, Leucadia and certain of their respective affiliates have agreed to (a) certain employee non-solicitation, non-disparagement and non-interference covenants (subject to certain agreed upon exceptions) for a period of three years after the closing date and (b) certain non-competition covenants (subject to certain agreed upon exceptions) for a period of 30 months after the closing date.

The foregoing summary of certain material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company intends to finance the purchase price for the Transaction through cash on hand and borrowings under the Company’s existing credit facilities.

Item 7.01	FD Disclosure.

On December 14, 2016, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The Company has scheduled a conference call to discuss the Transaction with investors and analysts at 8:30 a.m. eastern time on Thursday, December 15, 2016.

The investor slides to be presented during the conference call are attached hereto as Exhibit 99.2.

To access the live and/or archived event, access this link: http://edge.media-server.com/m/p/jq7bcjs2

The call can be accessed by dialing 877-445-2849 or 631-291-4808 for international calls, with access code 36345747. The information contained in, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this Current Report on Form 8-K or other filings the Company makes with the U.S. Securities and Exchange Commission.

The foregoing information in this Item 7.01 (including the exhibits referenced herein) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

2.1
Equity Interest Purchase Agreement, dated December 14, 2016, by and among DelStar Technologies, Inc., Conwed Plastics LLC, and, solely for certain limited purposes as set forth therein, Schweitzer-Mauduit International, Inc. and Leucadia National Corporation*.

99.1	Press Release, dated December 14, 2016, of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Conwed Plastics LLC and its subsidiaries.

99.2	Investor presentation, dated December 15, 2016.
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* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Allison Aden
Allison Aden
Executive Vice President, Finance and
Chief Financial Officer

Dated: December 14, 2016

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________

2.1
Equity Interest Purchase Agreement, dated December 14, 2016, by and among DelStar Technologies, Inc., Baldwin Enterprises, Inc., Conwed Plastics LLC, and, solely for certain limited purposes as set forth therein, Schweitzer-Mauduit International, Inc. and Leucadia National Corporation*.

99.1	Press Release, dated December 14, 2016 of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Conwed Plastics LLC and its subsidiaries.

99.2    Investor presentation, dated December 15, 2016.
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* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.